EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of Eline Entertainment Group, Inc. (the “Company”) Quarterly Report on Form 10-Q for the period ending March 31, 2023 (the “Report”), I, Micheal Chin Wai Woo, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 22, 2023
Eline Entertainment Group, Inc.

By: /s/Micheal Chin Wai Woo
Name: Micheal Chin Wai Woo
Title: CFO